Exhibit 99.1

FOR IMMEDIATE RELEASE

PAA Natural Gas Storage Reports

Third-Quarter 2013 Results

(Houston — November 4, 2013) PAA Natural Gas Storage, L.P. (NYSE: PNG) reported third-quarter 2013 results as summarized below:

Summary Financial Information(1)

(in millions, except per unit data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Change	2013	2012	% Change
Net income	$12.1	$17.9	(32.2)%	$46.7	$50.9	(8.3)%

Net income per diluted limited partner unit (2)	$0.16	$0.24	(33.3)%	$0.62	$0.69	(10.1)%

EBITDA	$24.5	$29.3	(16.6)%	$83.6	$84.1	(0.6)%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Change	2013	2012	% Change
Adjusted net income	$15.0	$18.3	(17.8)%	$52.6	$54.0	(2.7)%

Adjusted net income per diluted limited partner unit (2)	$0.20	$0.25	(20.0)%	$0.70	$0.73	(4.1)%

Adjusted EBITDA	$27.3	$29.7	(8.0)%	$89.5	$87.2	2.6%

Distribution declared for the period (2)	$0.3575	$0.3575	—

(1) The Partnership’s reported results include the impact of items that affect comparability between reporting periods. The impact of these items is excluded from adjusted results.  See the section of this release entitled “Non-GAAP Financial Measures, Segment Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding selected items that the Partnership believes impact comparability between reporting periods, as well as for information regarding non-GAAP financial measures (such as adjusted EBITDA) and their reconciliation to the most directly comparable GAAP measures.

(2) Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

The following table summarizes selected financial data for the third quarter and first nine months of 2013:

Summary of Selected Financial Data:

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues
Firm storage services	$35,463	$36,364	$107,020	$105,646
Hub services and merchant storage (1)	19,346	28,176	188,290	166,268
Other	658	1,587	4,648	3,076
Total revenues	55,467	66,127	299,958	274,990

Storage-related costs (2)	(22,675)	(29,184)	(189,984)	(167,549)
Field operating costs	(3,372)	(2,974)	(10,625)	(9,030)
General and administrative expenses	(4,959)	(4,641)	(15,713)	(14,304)
Other income / (expense), net	(8)	(5)	(23)	12
EBITDA	$24,453	$29,323	$83,613	$84,119

Selected items impacting comparability	2,893	388	5,872	3,076
Adjusted EBITDA	$27,346	$29,711	$89,485	$87,195

(1)  Includes revenues associated with sales of natural gas through commercial marketing activities.

(2)  Includes costs associated with sales of natural gas through commercial marketing activities.

Third-quarter 2013 adjusted EBITDA decreased 8.0% from comparable 2012 results.  This decrease is primarily related to the timing of market opportunities in 2013 as compared to 2012.  During 2013, market conditions facilitated the realization of merchant storage revenues to a greater extent during the first half of 2013, whereas during 2012 merchant storage revenues were realized more predominately during the latter half of the year.

The Partnership’s common units and Series A subordinated units outstanding as of September 30, 2013 totaled 73.1 million.  An additional 13.5 million Series B subordinated units (which are not currently entitled to receive distributions) are outstanding and do not convert to Series A subordinated units unless certain performance conditions are met.

As of September 30, 2013, the Partnership had total debt outstanding of approximately $550 million, long-term debt of approximately $503 million, and committed liquidity of approximately $198 million.  $200 million of the Partnership’s debt is owed to Plains All American Pipeline, L.P.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

The Partnership will hold a joint conference call with Plains All American Pipeline, L.P. (“PAA”) on November 5, 2013 (see details below).

Conference Call

The Partnership’s joint conference call with PAA will be held at 11 a.m. EST on Tuesday, November 5, 2013. The following items will be addressed:

1.              The Partnership’s third-quarter 2013 performance;

2.              Capitalization and liquidity; and

3.              Status of pending merger with PAA.

Conference Call Access Instructions

To access the Internet webcast of the conference call, please go to the Partnership’s website at www.pnglp.com, select “Investor Relations,” and then select “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Alternatively, access to the live conference call is available by dialing toll free (877) 531-2988. International callers should dial (612) 332-0228. No password is required. The slide presentation accompanying the conference call will be available a few minutes prior to the call under the “Conference Call Summaries” portion of the “Conference Calls” tab of the “Investor Relations” section of the PNG website at www.pnglp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial (800) 475-6701 or (320) 365-3844 for international callers and enter replay access code 303548.  The replay will be available beginning Tuesday, November 5, 2013, at approximately 1:00 p.m. EST and will continue until 12:59 a.m. EST on December 6, 2013.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

Non-GAAP Financial Measures, Segment Financial Measures and Selected Items Impacting Comparability

To supplement our financial information presented in accordance with GAAP, management uses adjusted EBITDA and distributable cash flow in its evaluation of past performance and prospects for the future. Management believes that the presentation of such additional financial measures provides useful information to investors regarding our financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about our core operations and ability to generate and distribute cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. Adjusted EBITDA and/or distributable cash flow may exclude, for example, the impact of unique and infrequent items, items outside of management’s control and/or items that are not indicative of our core operating results and business outlook, which we define as “selected items impacting comparability.”  We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects.

Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not fully identified and discussed in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

Adjusted EBITDA and other non-GAAP financial measures are reconciled to net income, the most comparable GAAP measure, for the periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our consolidated financial statements and notes thereto. In addition, the Partnership maintains on its website (www.pnglp.com) a reconciliation of adjusted EBITDA and certain commonly used non-GAAP financial information to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliations” link on the Investor Relations page.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward looking statements. These risks and uncertainties include, among other things, factors affecting demand for natural gas storage services and the rates we are able to charge for such services, including the balance between the supply of  and demand for natural gas, the number of customers competing to acquire such services and the availability of alternatives to the services we offer; our ability to maintain or replace expiring storage contracts, or enter into new storage contracts, in either case at attractive rates and on otherwise favorable terms; a continuation of reduced volatility and/or lower spreads in natural gas markets for an extended period of time; factors affecting our ability to realize revenues from hub services and merchant storage transactions involving uncontracted or unutilized capacity at our facilities; operational, geologic or other factors that affect the timing or amount of crude oil and other liquid hydrocarbons that we are able to produce in conjunction with the operation of our Bluewater facility; the occurrence of a natural disaster, catastrophe, terrorist attack or other event, including attacks on our electronic and computer systems; market or other factors that affect the prices we are able to realize for crude oil and other liquid hydrocarbons produced in conjunction with the operation of our Bluewater facility; our ability to obtain and/or maintain all permits, approvals and authorizations that are necessary to conduct our business and execute our capital projects; the impact of operational, geologic and commercial factors that could result in an inability on our part to satisfy our contractual commitments and obligations, including the impact of equipment performance, cavern operating pressures and cavern temperature variances, salt creep and subsurface conditions or events; risks related to the ownership, development and operation of natural gas storage facilities, including the risk of explosions at our facilities; failure to implement or execute planned internal growth projects on a timely basis and within targeted cost projections; the effectiveness of our risk management activities; the effects of competition; interruptions in service and fluctuations in tariffs or volumes on third-party pipelines; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; the successful integration and future performance of acquired assets or businesses; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; shortages or cost increases of supplies, materials or labor; weather interference with business operations or project construction; our ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the availability of, and our ability to consummate, acquisition or combination opportunities; the operations or financial performance of  assets or businesses that we acquire; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; increased costs or unavailability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plan; and other factors and uncertainties inherent in the ownership, development and operation of natural gas storage facilities discussed in the Partnership’s filings with the Securities and Exchange Commission.

PAA Natural Gas Storage, L.P. is a publicly traded master limited partnership engaged in the development, acquisition, operation and commercial management of natural gas storage facilities. The Partnership currently owns and operates three natural gas storage facilities located in Louisiana, Mississippi and Michigan.  The Partnership’s general partner, as well as the majority of the Partnership’s limited partner interests, is owned by Plains All American Pipeline, L.P. PNG is headquartered in Houston, TX.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

REVENUES (1)	$55,467	$66,127	$299,958	$274,990
COSTS AND EXPENSES:
Storage-related costs (2)	22,675	29,184	189,984	167,549
Field operating costs	3,372	2,974	10,625	9,030
General and administrative expenses	4,959	4,641	15,713	14,304
Depreciation, depletion and amortization	9,693	9,461	29,177	27,855
Total costs and expenses	40,699	46,260	245,499	218,738
Operating income	14,768	19,867	54,459	56,252
OTHER INCOME / (EXPENSE):
Interest expense, net of capitalized interest	(2,624)	(1,973)	(7,752)	(5,350)
Other income / (expense), net	(8)	(5)	(23)	12
Net income	$12,136	$17,889	$46,684	$50,914

CALCULATION OF LIMITED PARTNER NET INCOME:
Net income	$12,136	$17,889	$46,684	$50,914
General partner’s incentive distribution	(228)	(222)	(682)	(666)
General partner’s 2% ownership interest	(238)	(353)	(920)	(1,005)
Net income available to limited partners	11,670	17,314	45,082	49,243
Undistributed earnings allocated and distributions to participating securities(3)	(149)	(83)	(464)	(248)
Net income available to limited partners in accordance with application of the two-class method for MLPs	$11,521	$17,231	$44,618	$48,995

Basic weighted average number of limited partner units outstanding (4)	73,086	71,136	72,223	71,131
Effect of dilutive securities:
Weighted average LTIP units	315	117	276	117
Weighted average number of diluted limited partner units outstanding (4)	73,401	71,253	72,499	71,248

Net income per basic limited partner unit (4)	$0.16	$0.24	$0.62	$0.69
Net income per diluted limited partner unit (4)	$0.16	$0.24	$0.62	$0.69

ADJUSTED RESULTS

(In thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Adjusted net income	$15,029	$18,277	$52,556	$53,990
Adjusted net income per diluted limited partner unit (4)	$0.20	$0.25	$0.70	$0.73
Adjusted EBITDA	$27,346	$29,711	$89,485	$87,195

(1)  Includes revenues associated with sales of natural gas through commercial marketing activities.

(2)  Includes costs associated with sales of natural gas through commercial marketing activities.

(3)  Participating securities consist of LTIP awards containing vested distribution equivalent rights which entitle the grantee to a cash payment equal to the cash distribution paid on our outstanding common units.

(4)  The calculation includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

OPERATING DATA

(in thousands, except capacity and operating metric data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net revenue margin (1)(2)	$34,582	$36,315	$111,955	$107,369
Field operating costs / G&A / Other	(7,236)	(6,604)	(22,470)	(20,174)
Adjusted EBITDA	$27,346	$29,711	$89,485	$87,195

Average working storage capacity (Bcf)	97	89	96	82

Monthly Operating Metrics ($/Mcf):
Net revenue margin (1)(2)	$0.12	$0.14	$0.13	$0.15
Field operating costs / G&A / Other	(0.03)	(0.03)	(0.03)	(0.03)
Adjusted EBITDA	$0.09	$0.11	$0.10	$0.12

(1)  Net revenue margin equals revenues minus storage-related costs.

(2)  Excludes the impact of mark-to-market of open derivative positions.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED BALANCE SHEET DATA

(in thousands)

	September 30,	December 31,
	2013	2012
ASSETS
Current assets	$82,233	$94,393
Property and equipment, net	1,327,241	1,313,918
Base gas	60,912	54,091
Goodwill, intangibles and other assets, net	393,162	406,667

Total assets	$1,863,548	$1,869,069

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$77,939	$104,336
Note payable to PAA	200,000	200,000
Long-term debt under credit agreements	303,263	305,385
Other long-term liabilities	9,351	8,406
Total liabilities	590,553	618,127

Total partners’ capital	1,272,995	1,250,942

Total liabilities and partners’ capital	$1,863,548	$1,869,069

CREDIT RATIO
Long-term debt / Total long-term book capitalization(1)	28%	29%

(1) Total long-term book capitalization is the sum of PNG’s long-term debt and total partners’ capital.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY

(in thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Selected Items Impacting Comparability - Income / (Expense):
Equity-indexed compensation expense	$(388)	$(1,016)	$(3,176)	$(3,148)
Merger proposal evaluation costs (1)	(715)	—	(715)	—
Gains/(losses) from derivative activities (2)	(1,790)	628	(1,981)	72
Selected items impacting comparability	$(2,893)	$(388)	$(5,872)	$(3,076)

Selected items impacting comparability	$(2,893)	$(388)	$(5,872)	$(3,076)
Less: GP 2% share of selected items impacting comparability	58	8	117	62
LP 98% share of selected items impacting comparability	$(2,835)	$(380)	$(5,755)	$(3,014)

Impact to net income per basic limited partner unit (3)	$(0.04)	$(0.01)	$(0.08)	$(0.04)
Impact to net income per diluted limited partner unit (3)	$(0.04)	$(0.01)	$(0.08)	$(0.04)

(1) Costs associated with evaluating the now pending merger with a subsidiary of Plains All American Pipeline.

(2) Includes gains and losses resulting from certain derivative instruments that are related to underlying activities in future periods or the reversal of gains and losses adjusted for in prior periods to match underlying activities which occur in the current period.

(3) The calculation includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(in thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Distributable cash flow (“DCF”)
Net Income	$12,136	$17,889	$46,684	$50,914
Depreciation, depletion and amortization	9,693	9,461	29,177	27,855
Equity-indexed compensation expense, net of cash payments	357	1,141	2,235	2,595
Maintenance capital expenditures	(122)	(84)	(339)	(457)
Merger proposal evaluation costs (1)	715	—	715	—
(Gains)/losses from derivative activities (2)	1,790	(628)	1,981	(72)
DCF	$24,569	$27,779	$80,453	$80,835

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income and earnings per limited partner unit excluding selected items impacting comparability:
Net Income	$12,136	$17,889	$46,684	$50,914
Selected items impacting comparability	2,893	388	5,872	3,076
Adjusted Net Income	$15,029	$18,277	$52,556	$53,990

Depreciation, depletion and amortization	$9,693	$9,461	$29,177	$27,855
Interest expense, net of capitalized interest	2,624	1,973	7,752	5,350
Adjusted EBITDA	$27,346	$29,711	$89,485	$87,195

Selected items impacting comparability	(2,893)	(388)	(5,872)	(3,076)
EBITDA	$24,453	$29,323	$83,613	$84,119

Net income available to limited partners in accordance with application of the two-class method for MLPs	$11,521	$17,231	$44,618	$48,995
Limited partners’ 98% of selected items impacting comparability	2,835	380	5,755	3,014
Adjusted limited partners’ net income	$14,356	$17,611	$50,373	$52,009

Adjusted net income per basic limited partner unit (3)	$0.20	$0.25	$0.70	$0.73

Adjusted net income per diluted limited partner unit (3)	$0.20	$0.25	$0.70	$0.73

Basic weighted average units outstanding (3)	73,086	71,136	72,223	71,131

Diluted weighted average units outstanding (3)	73,401	71,253	72,499	71,248

(1) Costs associated with evaluating the now pending merger with a subsidiary of Plains All American Pipeline.

(2) Includes gains and losses resulting from certain derivative instruments that are related to underlying activities in future periods or the reversal of gains and losses adjusted for in prior periods to match underlying activities which occur in the current period.

(3) The calculation includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

Contacts:	Roy I. Lamoreaux	Al Swanson

	Director, Investor Relations	Executive Vice President, CFO

	713/646-4222 – 800/564-3036	800/564-3036

333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036